EXHIBIT 10.1

                     Amendment No. 1 to Employment Agreement


      This Amendment No. 1 dated as of July 5, 2005, by and between MediaBay, Inc. (the "Company") and Jeffrey Dittus (the "Executive") amends the Employment Agreement made on June 6, 2005 by and between the Company and the Executive (the "Agreement"). Capitalized items used herein and not defined herein shall have the same meanings as set forth in the Agreement.

                               W I T N E S S E T H

(1)   The following shall be added as a new Section 9(f) to the Agreement:


      "(f) In the event the Executive is terminated by the Company, other than for Cause (as defined in the Agreement or as defined in the stock incentive plan under which the Existing Option (as defined below) was granted) or the Executive terminates his employment with the Company for Good Reason (as defined in the Agreement), notwithstanding anything to the contrary in any option agreement granted to the Executive prior to the date hereof under the Company's stock incentive plans (the "Existing Options"), each Existing Option shall be immediately vested in full and shall remain exercisable for the full term as provided for in the respective Existing Option, regardless of any provision in any agreement relating to such Existing Option providing for earlier expiration of the Existing Option as a result of termination of the Executive's employment."

(2) Each agreement relating to an Existing Option is hereby amended to (i) provide that the Existing Option shall fully vest immediately upon termination of the Executive's employment with the Company, other than for Cause (as defined in the Agreement or under the stock incentive plan under which such Existing Option was granted) and (ii) delete any provision provided for termination of the Existing Option as a result of termination of the Executive's employment with the Company, other than for Cause (as defined in the Agreement or under the stock incentive plan under which such Existing Option was granted.

(3) All other terms and provisions of the Agreement and agents relating to the Existing Option remain unchanged and of full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         "COMPANY"

                                         MEDIABAY, INC., a Florida Corporation

                                         By: /s/ Joseph Rosetti
                                             ----------------------------------
                                              Printed Name:  Joseph Rosetti
                                              Title:  Chairman

                                         "EXECUTIVE"

                                         /s/ Jeffrey Dittus
                                         ------------------
                                         Jeffrey A. Dittus